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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ----------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 ----------------

                     GLENBOROUGH REALTY TRUST INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           MARYLAND                                  (94-3211970)
(STATE OF INCORPORATION OR ORGANIZATION)   (I.R.S. EMPLOYER IDENTIFICATION NO.)

                      400 SOUTH EL CAMINO REAL, 11TH FLOOR
                           SAN MATEO, CALIFORNIA 94402
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]


                SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER

                      TO WHICH THIS FORM RELATES: 333-40959



SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

    TITLE OF EACH CLASS TO            NAME OF EACH EXCHANGE ON WHICH EACH
       BE SO REGISTERED                    CLASS IS TO BE REGISTERED
-------------------------------       -------------------------------------
  Series A Convertible ____%                New York Stock Exchange
       Preferred Stock (liquidation
         preference $25.00 per share)
       $0.001 Par Value

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:


                                      NONE
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ITEM 1.          DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                 The description of the Registrant's ____% Series A Convertible Preferred Stock (liquidation preference $25.00 per share), par value $.001 per share (the "Series A Preferred Shares") included under the caption "Description of Series A Preferred Shares" in the Registrant's Registration Statement on Form S-3 No. 333-40959 (the "Registration Statement") is incorporated herein by reference. A description of the Registrant's Series A Preferred Shares will also be contained under such caption in the final prospectus supplement to be filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, in connection with the offering covered by the Registration Statement. The description contained in the final prospectus supplement shall be deemed to be incorporated herein by reference. The Series A Preferred Shares are to be registered on the New York Stock Exchange.


ITEM 2.          EXHIBITS.

                 (A) Articles of Amendment and Restatement of Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-11, Registration No. 333-09411).

                 (B)  Bylaws of Registrant (incorporated by reference to Exhibit
                      3.1 to the Registrant's Registration Statement on Form S-11, Registration No. 333-09411).

                 (C) Form of Articles Supplementary of Registrant for the ___% Series A Convertible Preferred Shares.

                 (D) Specimen of Registrant's ___% Series A Convertible
                     Preferred Stock certificate.



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                                    SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  January 20, 1998


                                  GLENBOROUGH REALTY TRUST INCORPORATED



                                  By: /s/ Frank E. Austin
                                      _____________________________________
                                      Frank E. Austin
                                      Senior Vice President and
                                      Secretary



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


                                  EXHIBIT INDEX



     EXHIBIT                       DESCRIPTION
------------------   ----------------------------------------

        A            Articles of Amendment and Restatement of Articles of
                     Incorporation of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on
                     Form S-11, Registration No. 333-09411).

        B            Bylaws of Registrant (incorporated by reference to Exhibit
                     3.1 to the Registrant's Registration Statement on Form
                     S-11, Registration No. 333-09411).

        C            Form of Articles Supplementary of Registrant for the ___%
                     Series A Convertible Preferred Shares.

        D            Specimen of Registrant's ___% Series A Convertible
                     Preferred Stock certificate.
